Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Matt Schroder	Thierry Denis
419.248.8987	419.248.5748

Owens Corning Reports First-Quarter 2014 Results

Adjusted EBIT Flat with Prior Year; Insulation and Composites Performance Continued to Strengthen,

Offset by Weaker-than-Expected Roofing Volumes

•	Insulation delivered profitable quarter; marking the 11th consecutive quarter of EBIT improvement

•	Composites improved EBIT by $18 million on better pricing and operating performance

•	Roofing volumes weaker than expected; anticipate improvement as year progresses

TOLEDO, Ohio – April 23, 2014 – Owens Corning (NYSE: OC) today reported consolidated net sales of $1.28 billion in the first quarter of 2014, down slightly from $1.35 billion in 2013.

First-quarter 2014 adjusted earnings were $35 million, or $0.29 per diluted share, flat with adjusted earnings of $35 million, or $0.29 per diluted share, in 2013. Net earnings in the first quarter of 2014 were $120 million, or $1.01 per share, compared to net earnings of $22 million, or $0.18 per diluted share last year. (See Table 3 for a discussion and reconciliation of these items.)

“Our first-quarter 2014 performance was led by continued improvement in Insulation and Composites, which offset the impact of weaker-than-expected roofing volumes,” said Chairman and Chief Executive Officer Mike Thaman. “We anticipate the performance of our Roofing business to improve throughout the balance of the year. The current outlook for our markets and the momentum in our Insulation and Composites businesses support another strong year of earnings growth.”

Copyright © 2014 Owens Corning

Consolidated First Quarter 2014 Results

•

Owens Corning continued its progress in safety improvement with a Recordable Incident Rate (RIR) of 0.49 for the three months ending March 31, 2014. This compares to a rate of 0.64 in the same period a year ago. On April 10, the National Safety Council awarded Owens Corning its Green Cross for Safety Medal.

•

Adjusted earnings before interest and taxes (adjusted EBIT) in the first quarter of 2014 were $77 million, equal to the prior-year period. Reported EBIT for the first quarter was $108 million, compared with $57 million during the same period in 2013. (See Table 2.) In the first quarter of 2014, the company recorded a $45 million one-time net gain related to the sale of the Hangzhou, China, plant, a previously announced action. This gain was partially offset by $12 million of severance charges related to workforce optimization initiatives in the Composites business.

•

In the first quarter, the Company recognized a $74 million tax benefit related to the resolution of a previous uncertain tax position, and the reversal of a valuation allowance recorded in prior years against certain European net deferred tax assets. These items have been excluded from the company’s calculation of adjusted earnings.

•

During the first quarter, Owens Corning repurchased 600,000 shares of the company’s common stock for $26.3 million. As of March 31, 2014, eight million shares remained available for repurchase under the company’s current authorization.

•	The company paid a cash dividend on April 3, 2014. This dividend represented the company’s first such payment since 2000.

Outlook

For the full year 2014, the company continues to expect to deliver $500 million in adjusted EBIT based on the current outlook for an improving U.S. housing market and moderate global growth.

The Roofing business is expected to deliver another strong year in 2014 on market growth in new construction and flat to potentially improving re-roofing demand. The first-quarter volume weakness adds some additional risk to the company’s financial outlook.

Insulation should continue to benefit from growth in U.S. residential new construction, improved pricing and operating leverage.

In Composites, the company expects recovering market conditions to drive price improvement of $20 million to $30 million. Pricing is expected to be the primary driver of EBIT growth in 2014.

The company estimates a long-term effective tax rate of 28 percent to 30 percent, and a long-term effective cash tax rate of 10 percent to 12 percent on adjusted pre-tax earnings, due to the company’s $2.1 billion U.S. tax net operating loss carryforward. The effective book tax rate for 2014 on adjusted earnings is expected to be within the long-term range.

The company expects general corporate expenses to be $120 million to $130 million in 2014. Capital expenditures in 2014 are expected to total approximately $400 million, including an estimated $65 million for the start of construction of a non-wovens facility.

Next Earnings Announcement

Second-quarter 2014 results will be announced on Wednesday, July 23, 2014.

Copyright © 2014 Owens Corning

Conference Call and Presentation

Wednesday, April 23, 2014

11 a.m. Eastern Time

All Callers

Live dial-in telephone number: U.S. and Canada 1.877.201.0168 or international +1.647.788.4901.

Entry number: 135-541-70 (Please dial in 10-15 minutes before conference call start time)

Live webcast: http://investor.owenscorning.com/investor-relations/

Telephone replay available through April 30, 2014. For U.S. and Canada, call 1.855.859.2056 or international +1.404.537.3406. Conference replay number: 135-541-70

Replay of webcast also available until April 23, 2015 at: http://investor.owenscorning.com/investor-relations/

Presentation

To view the slide presentation during the conference call, please log on to the live webcast at: http://investor.owenscorning.com/investor-relations/

About Owens Corning

Owens Corning (NYSE: OC) is a leading global producer of residential and commercial building materials, glass-fiber reinforcements and engineered materials for composite systems. A Fortune® 500 company for 59 consecutive years, and in business for more than 75 years, Owens Corning is a market-leading innovator of glass-fiber technology with sales of $5.3 billion in 2013 and about 15,000 employees in 27 countries. Additional information is available at www.owenscorning.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results to differ materially from those projected in these statements. Such factors include, without limitation: economic and political conditions, including; levels of residential and commercial construction activity; competitive factors; levels of global industrial production; relationships with key customers; difficulties in managing production capacity; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; availability and cost of credit; our level of indebtedness; weather conditions; pricing factors; availability and cost of energy and raw materials; issues involving implementation of new business systems; new legislation or other governmental actions; our ability to use our net operating loss carry-forwards; research and development activities; foreign exchange fluctuations; interest rate movements; labor disputes; issues related to acquisitions, divestitures and joint ventures; uninsured losses; achievement of expected synergies, cost reductions and/or productivity improvements; defined benefit plan funding obligations; and, factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of April 23, 2014, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Owens Corning Investor Relations News

Copyright © 2014 Owens Corning

Table 1

Owens Corning and Subsidiaries

Consolidated Statements of Earnings

(unaudited)

(in millions, except per share amounts)

	Three Months Ended
	Mar. 31,
	2014	2013
NET SALES	$1,278	$1,350
COST OF SALES	1,044	1,137

Gross margin	234	213
OPERATING EXPENSES
Marketing and administrative expenses	132	133
Science and technology expenses	19	18
Charges related to cost reduction actions	12	1
Other (income) expenses, net	(37)	4

Total operating expenses	126	156

EARNINGS BEFORE INTEREST AND TAXES	108	57
Interest expense, net	27	29

EARNINGS BEFORE TAXES	81	28
Less: Income tax expense (benefit)	(39)	6
Equity in net earnings of affiliates	—	—

NET EARNINGS	120	22
Less: Net earnings attributable to noncontrolling interests	—	—

NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$120	$22

EARNINGS AND DIVIDEND PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$1.02	$0.19
Diluted	$1.01	$0.18
Dividend	$0.16	$—
WEIGHTED AVERAGE COMMON SHARES
Basic	117.8	118.5
Diluted	118.7	119.6

Owens Corning follows the authoritative guidance referring to “Noncontrolling Interest in Consolidated Financial Statements,” effective January 1, 2009, which, among other things, changed the presentation format and certain captions of the Consolidated Statements of Earnings and Consolidated Balance Sheets. Owens Corning uses the captions recommended by this standard in its Consolidated Financial Statements such as net earnings attributable to Owens Corning and diluted earnings per common share attributable to Owens Corning common stockholders. However, in the preceding release Owens Corning has shortened this language to net earnings and earnings per share (or a slight variation thereof), respectively.

Table 2

Owens Corning and Subsidiaries

EBIT Reconciliation Schedules

(unaudited)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measure resulting from these adjustments is used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Although management believes that these adjustments result in a measure that provides it a useful representation of its operational performance, the adjusted measure should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

Adjusting items are shown in the table below (in millions):

	Three Months Ended
	Mar. 31,
	2014	2013
Gain on sale of Hangzhou, China facility	$45	$—
Charges related to cost reduction actions and related items	(12)	(9)
Net loss related to Hurricane Sandy	(2)	(11)

Total adjusting items gain (loss)	$31	$(20)

The reconciliation from net earnings attributable to Owens Corning to Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended
	Mar. 31,
	2014	2013
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$120	$22
Less: Net earnings attributable to noncontrolling interests	—	—

NET EARNINGS	120	22
Income tax expense (benefit)	(39)	6

EARNINGS BEFORE TAXES	81	28
Interest expense, net	27	29

EARNINGS BEFORE INTEREST AND TAXES	108	57
Adjusting items from above gain (loss)	31	(20)

ADJUSTED EBIT	$77	$77

Table 3

Owens Corning and Subsidiaries

EPS Reconciliation Schedules

(unaudited)

(in millions, except per share data)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measures resulting from these adjustments are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance and related employee compensation measures. Although management believes that these adjustments result in measures that provide it a useful representation of its operational performance, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

A reconciliation from net earnings attributable to Owens Corning to Adjusted Earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended
	March 31,
	2014	2013
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings attributable to Owens Corning	$120	$22
Adjustment to remove adjusting items net of tax	(22)	15
Adjustment to remove significant tax reserve reversals	(74)	—
Adjustment to tax expense to reflect pro forma tax rate*	11	(2)

ADJUSTED EARNINGS	$35	$35

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$1.01	$0.18
Adjustment to remove adjusting items net of tax	(0.19)	0.13
Adjustment to remove significant tax reserve reversals	(0.62)	—
Adjustment to tax expense to reflect a pro forma tax rate*	0.09	(0.02)

ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.29	$0.29

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average shares outstanding used for basic earnings per share	117.8	118.5
Non-vested restricted shares	0.4	0.6
Options to purchase common stock	0.5	0.5

Diluted shares outstanding	118.7	119.6

*	For comparability, in 2014, we have used a pro-forma effective tax rate of 29% (midpoint of guidance) that excludes the resolution of a significant uncertain tax position and the reversal of a valuation allowance recorded in prior years against certain European net deferred tax assets. In 2013 we have used an effective tax rate of 27% as this was the effective tax rate of the Company in 2013.

Table 4

Owens Corning and Subsidiaries

Consolidated Balance Sheets

(unaudited)

(in millions)

	Mar. 31,	Dec. 31,
	2014	2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$65	$57
Receivables, less allowances of $14 at Mar. 31, 2014, and $14 at Dec. 31, 2013	942	683
Inventories	910	810
Assets held for sale - current	8	29
Other current assets	298	269

Total current assets	2,223	1,848
Property, plant and equipment, net	2,898	2,932
Goodwill	1,166	1,166
Intangible assets	1,039	1,040
Deferred income taxes	420	436
Other non-current assets	220	225

TOTAL ASSETS	$7,966	$7,647

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$957	$988
Short-term debt	25	1
Long-term debt – current portion	4	3

Total current liabilities	986	992
Long-term debt, net of current portion	2,358	2,024
Pension plan liability	324	336
Other employee benefits liability	238	242
Deferred income taxes	27	23
Other liabilities	134	200
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,936	3,938
Accumulated earnings	756	655
Accumulated other comprehensive deficit	(310)	(297)
Cost of common stock in treasury (c)	(521)	(504)

Total Owens Corning stockholders’ equity	3,862	3,793
Noncontrolling interests	37	37

Total equity	3,899	3,830

TOTAL LIABILITIES AND EQUITY	$7,966	$7,647

(a)	10 shares authorized; none issued or outstanding at Mar. 31, 2014, and Dec. 31, 2013
(b)	400 shares authorized; 135.5 issued and 117.7 outstanding at Mar. 31, 2014; 135.5 issued and 117.8 outstanding at Dec. 31, 2013
(c)	17.8 shares at Mar. 31, 2014, and 17.7 shares at Dec. 31, 2013

Table 5

Owens Corning and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Three Months Ended
	Mar. 31,
	2014	2013
NET CASH FLOW USED FOR OPERATING ACTIVITIES
Net earnings	$120	$22
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	76	78
Gain on sale of fixed assets	(45)	—
Deferred income taxes	(45)	—
Provision for pension and other employee benefits liabilities	5	6
Stock-based compensation expense	8	7
Other non-cash	(1)	(2)
Change in working capital	(377)	(271)
Pension fund contribution	(14)	(12)
Payments for other employee benefits liabilities	(6)	(5)
Other	7	(2)

Net cash flow used for operating activities	(272)	(179)

NET CASH FLOW USED FOR INVESTING ACTIVITIES
Additions to plant and equipment (including alloy)	(51)	(45)
Closing costs related to sale of Hangzhou, China facility	(3)	—

Net cash flow used for investing activities	(54)	(45)

NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	484	558
Payments on senior revolving credit and receivables securitization facilities	(149)	(331)
Net increase in short-term debt	24	5
Purchases of treasury stock	(29)	(8)
Other	5	8

Net cash flow provided by financing activities	335	232

Effect of exchange rate changes on cash	(1)	(1)

Net increase in cash and cash equivalents	8	7
Cash and cash equivalents at beginning of period	57	55

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$65	$62

Table 6

Owens Corning and Subsidiaries

Segment and Business Information

(unaudited)

Composites

The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended
	Mar. 31,
	2014	2013
Net sales	$477	$459
% change from prior year	4%	-4%
EBIT	$27	$9
EBIT as a % of net sales	6%	2%
Depreciation and amortization expense	$34	$32

Building Materials

The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Building Materials segment and our businesses within this segment (in millions):

	Three Months Ended
	Mar. 31,
	2014	2013
Net sales
Insulation	$355	$330
Roofing	497	607

Total Building Materials	$852	$937
% change from prior year	-9%	2%

EBIT
Insulation	$1	$(21)
Roofing	80	119

Total Building Materials	$81	$98
EBIT as a % of net sales	10%	10%

Depreciation and amortization expense
Insulation	$25	$26
Roofing	9	10

Total Building Materials	$34	$36

Table 7

Owens Corning and Subsidiaries

Corporate, Other and Eliminations

(unaudited)

Corporate, Other and Eliminations

The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended
	Mar. 31,
	2014	2013
Gain on sale of Hangzhou manufacturing facility	$45	$—
Charges related to cost reduction actions and related items	(12)	(9)
Net loss related to Hurricane Sandy	(2)	(11)
General corporate expense and other	(31)	(30)

EBIT	$—	$(50)

Depreciation and amortization	$8	$10